UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2014

Penford Corporation

(Exact name of registrant as specified in its charter)

Washington	0-11488	91-1221360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7094 South Revere Parkway, Centennial, Colorado	80112-3932
(Address of principal executive offices)	(Zip Code)

303-649-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:	Entry into Material Definitive Agreement.

On August 1, 2014, the Company entered into a $145 million Credit Agreement (the “New Credit Agreement”) among the Company, certain of its subsidiary companies, and the following banks: Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch (“Rabobank”), as Administrative Agent; KeyBank National Association, as Syndication Agent; JPMorgan Chase Bank, N.A. and The Private Bank and Trust Company as Co-Documentation Agents; First Midwest Bank; GreenStone Farm Credit Services, ACA; Branch Banking and Trust Company, AgStar Financial Services PCA and Farm Credit Services of America, PCA. The New Credit Agreement replaced the Company’s Fourth Amended and Restated Credit Agreement dated July 9, 2012 (the “Old Credit Agreement”).

The New Credit Agreement provides the Company with a revolving credit facility in an aggregate principal amount of up to $145 million, provided that the revolving loan commitments in the agreement may be increased under certain conditions. The New Credit Agreement also provides for the issuance of standby letters of credit and swing line loans to the extent provided therein. The maturity date for loans under the New Credit Agreement is August 1, 2019. There are no scheduled principal payments due prior to maturity.

Funds drawn under the New Credit Agreement may be used, among other things, to refinance the Company’s existing indebtedness, for general corporate purposes, and for acquisitions and capital expenditures.

Borrowings under the New Credit Agreement bear interest, at the Company’s option, either at a base rate or a eurodollar rate. The base rate is generally equal to the sum of (a) the highest of (i) the prime rate, (ii) the weighted average federal funds rate plus 1/2 of 1%, and (iii) a LIBOR index rate for a one-month maturity plus 1%, and (b) the applicable margin. The eurodollar rate is equal to the sum of (a) an adjusted LIBOR rate for the applicable interest period, and (b) the applicable margin. The applicable margin varies from 1% to 2.5% for base rate loans and from 2% to 3.5% for eurodollar loans, depending on the Company’s leverage ratio (calculated in the manner described in the New Credit Agreement). The Company is also required to pay a commitment fee that varies from .30% to .45% per annum, depending on the Company’s leverage ratio, on the unused committed amount.

The New Credit Agreement contains customary affirmative and negative covenants and events of default generally similar to those in the Old Credit Agreement. In particular, covenants in the New Credit Agreement require the Company to meet certain financial metrics and limits, including a maximum leverage ratio, a minimum fixed charge coverage ratio, and a maximum amount of capital expenditures. The New Credit Agreement is guaranteed by each of the Company’s operating subsidiaries and by liens on substantially all of the Company’s assets. Upon an event of default, the Administrative Agent, at the request of lenders holding greater than 50% of the combined revolving credit exposure and unused committed amount, may accelerate the amounts due under the New Credit Agreement.

Also on August 1, 2014, the Company and its operating subsidiaries (as guarantors) entered into a $25 million Delayed Draw Term Loan Credit Agreement (the “Term Loan Agreement”) with Rabobank as Administrative Agent and lender. The Term Loan Agreement provides the Company with a term loan facility in an aggregate principal amount up to $25 million. The term loan facility may be utilized in a series of up to six drawings until the 18-month anniversary of the date of the Term Loan Agreement. Any unused portion of the lender’s commitment to make term loans under this facility will expire on the 18-month anniversary of the closing date. The maturity date for loans under the Term Loan Agreement is July 31, 2020. There are no scheduled principal payments due prior to maturity. The Company’s obligations under the Term Loan Agreement are secured on a second-priority basis by substantially all of the Company’s assets.

Borrowings under the Term Loan Agreement will bear interest in a manner generally similar to borrowings under the New Credit Agreement, except that the applicable margin varies from 2% to 5% for base rate borrowings and from 4% to 7% for eurodollar borrowings, depending on the Company’s leverage ratio. The Company is also required to pay a commitment fee that varies from .6% to .9% per annum, depending on the Company’s leverage ratio, on the unused committed amount.

The Term Loan Agreement contains covenants, events of default and other provisions that are similar to those in the New Credit Agreement, except that certain covenants have been adjusted to provide additional flexibility and the events of default include defaults under the New Credit Agreement.

The foregoing summary is qualified in its entirety by reference to the New Credit Agreement and the Term Loan Agreement, which are attached as Exhibits 10.1 and 10.2, respectively. The representations and warranties of the

Company in the New Credit Agreement and the Term Loan Agreement were made only for purposes of those agreements as of the date of those agreements and were solely for the benefit of the lenders party thereto. The New Credit Agreement and Term Loan Agreements are contractual documents that establish and govern the legal relations among the parties thereto and are not intended to be a source of factual, business or operational information about the Company and its subsidiaries.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Company’s entry into the New Credit Agreement, the Company terminated the Old Credit Agreement. Proceeds from the New Credit Agreement were used to repay in full all amounts outstanding under the Old Credit Agreement.

Item 2.03:	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01:	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Credit Agreement dated as of August 1, 2014 among the Company, certain of its subsidiaries, and the following banks: Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch, as Administrative Agent; KeyBank National Association, as Syndication Agent; JPMorgan Chase Bank, N.A. and The Private Bank and Trust Company as Co-Documentation Agents; First Midwest Bank; GreenStone Farm Credit Services, ACA; Branch Banking and Trust Company, AgStar Financial Services PCA and Farm Credit Services of America, PCA.

10.2	Delayed Draw Term Loan Credit Agreement dated as of August 1, 2014 among the Company, certain of its subsidiaries, and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch, as Administrative Agent and lender.

99.1	Press Release dated August 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Penford Corporation
(Registrant)

August 4, 2014	/s/ Steven O. Cordier
Steven O. Cordier Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated as of August 1, 2014 among the Company, certain of its subsidiaries, and the following banks: Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch, as Administrative Agent; KeyBank National Association, as Syndication Agent; JPMorgan Chase Bank, N.A. and The Private Bank and Trust Company as Co-Documentation Agents; First Midwest Bank; GreenStone Farm Credit Services, ACA; Branch Banking and Trust Company, AgStar Financial Services PCA and Farm Credit Services of America, PCA.

10.2	Delayed Draw Term Loan Credit Agreement dated as of August 1, 2014 among the Company, certain of its subsidiaries, and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch, as Administrative Agent and lender.

99.1	Press Release dated August 4, 2014.

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